Tortoise Capital Resources Corp. Releases Fiscal 2008 Second Quarter Financial Results

FOR IMMEDIATE RELEASE

LEAWOOD, Kan.– July 09, 2008 – Tortoise Capital Resources Corp. (NYSE: TTO) today announced that it has filed its Form 10-Q for the second quarter ended May 31, 2008.

Recent Highlights

•	Second quarter distribution of $0.2625 per share paid June 02, 2008, representing achievement of the targeted annualized yield of 7% (based on initial offering price of $15.00 per share)
•	Net assets at quarter end of $121.5 million or $13.69 per share, an increase of $3.8 million or $0.41 per share over last quarter
•	LONESTAR Midstream Partners LP entered into a definitive agreement for the sale of its gas gathering and transportation assets

Portfolio and Investment Activity

Net assets increased from $117.7 million or $13.28 per share at February 29, 2008 to $121.5 million or $13.69 per share at May 31, 2008.  As of May 31, 2008, the fair value of the company’s investment portfolio (excluding short-term investments) totaled $165.7 million including equity investments of $154.9 million and debt investments of $10.8 million.  The portfolio represents a mix of 70 percent midstream and downstream investments, 14 percent aggregates and coal investments and 16 percent upstream investments.  The weighted average yield-to-cost on the investment portfolio (excluding short-term investments) as of May 31, 2008 was 8.9 percent.

On June 17, 2008, LONESTAR Midstream Partners LP, entered into a definitive agreement with Penn Virginia Resource Partners, L.P. (NYSE:  PVR) for the sale of the gas gathering and transportation assets of Lone Star Gathering LP (an affiliate of LONESTAR Midstream Partners, LP).  LONESTAR Midstream Partners, LP plans to distribute substantially all of the sales proceeds to its limited partners, including TTO.  We expect our portion of the proceeds to be approximately $13.5 million in cash and 494,191 unregistered common units of PVR at closing and approximately $1 million in cash payable on Dec. 31, 2009.  Additionally, we may receive contingent payments totaling approximately $9.7 million based on the achievement of specific revenue targets for the Barnett Shale region by or before June 30, 2013.  The company intends to use the cash proceeds from the transaction to pay down debt or make additional investments in accordance with its investment objective.

The company closely monitors portfolio performance and rates each investment’s risk profile on a scale of one to three. As of May 31, 2008, all portfolio companies achieved a rating of one, indicating portfolio performance is at or above expectations with trends and risk factors that are generally favorable to neutral.

“Our strong portfolio performance this quarter was fueled by distribution increases from six of our portfolio companies, improved financial performance of several portfolio companies and the sale by LONESTAR Midstream Partners, LP of its gas gathering and transportation assets,” said Tortoise Capital Resources’ President, Ed Russell.  The LONESTAR transaction will provide us additional liquidity and a position in Penn Virginia Resource Partners, L.P. which we believe has an attractive combination of midstream and coal assets.”

Capital Resources

On March 28, 2008, the company secured a $10 million increase to its credit facility allowing a maximum borrowing capacity of $50 million.  On April 08, 2008, the company filed an initial shelf registration statement with the Securities and Exchange Commission and filed the first amendment on June 19.  When effective, the shelf registration will allow the company to prudently raise additional capital.  There are no plans currently to raise additional capital.

Performance Review
The company views distributable cash flow (DCF) as the best indicator of its operating performance and distribution-paying capacity.  The Board of Directors determines the amount of distributions paid to stockholders based on DCF which is defined as distributions received from investments less total expenses.  DCF for the three months ended May 31, 2008 was approximately $2.4 million, an increase over the prior quarter of approximately $0.2 million.

Distributions

In the second quarter of 2008, the Board of Directors declared a distribution of $0.2625 per share which was paid on June 02, 2008. The distribution represents achievement of the company’s targeted annualized yield of 7% based upon the initial public offering price of $15.00 per share. The company expects to continue to focus on providing its stockholders with a high level of total return, with an emphasis on distribution growth.

Earnings Call

The company will host a conference call at 4:00 p.m. CDT on July 09, 2008 to discuss its second quarter financial results. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: (800) 218-8862

International:  (303) 262-2190

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 6:00 p.m. CDT on July 09, 2008 and continuing until 11:59 p.m. CDT July 23, 2008, by dialing (303) 590-3000 (U.S./Canada).  The replay access code is 11116396#.  A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through July 09, 2009.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream segment, of the U.S. energy infrastructure sector. Tortoise Capital Resources seeks to provide stockholders a high level of total return, with an emphasis on distributions and distribution growth.

About Tortoise Capital Advisors, LLC
Tortoise Capital Advisors, LLC, the adviser to Tortoise Capital Resources Corp., is a pioneer in the capital markets for master limited partnership (MLP) investment companies and a leader in closed-end funds and separately managed accounts focused on MLPs in the energy infrastructure sector. As of June 30, 2008, the adviser had approximately $2.7 billion of assets under management.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Contact information
Tortoise Capital Advisors, LLC Pam Kearney, Investor Relations, (866) 362-9331, www.tortoiseadvisors.com.

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	May 31, 2008	November 30, 2007
	(Unaudited)
Assets
Investments at fair value, control (cost $22,191,839 and $20,521,816, respectively)	$24,966,263	$23,292,904
Investments at fair value, affiliated (cost $94,225,138 and $95,507,198, respectively)	106,237,490	98,007,275
Investments at fair value, non-affiliated (cost $30,547,112 and $31,716,576, respectively)	34,648,388	37,336,154
Total investments (cost $146,964,089 and $147,745,590, respectively)	165,852,141	158,636,333
Income tax receivable	218,935	218,935
Receivable for Adviser expense reimbursement	98,333	94,181
Interest receivable from control investments	125,280	68,686
Dividends and distributions receivable	133,034	1,419
Prepaid expenses and other assets	223,124	154,766
Total assets	166,650,847	159,174,320

Liabilities
Base management fees payable to Adviser	589,995	565,086
Accrued capital gain incentive fees payable to Adviser	1,395,113	307,611
Distribution payable to common stockholders	2,330,092	-
Payable for investments purchased	-	1,235,994
Accrued expenses and other liabilities	427,307	419,744
Short-term borrowings	33,800,000	30,550,000
Deferred tax liability	6,590,578	4,182,919
Total liabilities	45,133,085	37,261,354
Net assets applicable to common stockholders	$121,517,762	$121,912,966

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at May 31, 2008 and 945,774 issued and outstanding at
November 30, 2007 (5,000,000 authorized)	$1,370,700	$1,370,957
Capital stock, $0.001 par value; 8,876,540 shares issued and outstanding at May 31, 2008 and 8,858,168 issued and outstanding
at November 30, 2007 (100,000,000 shares authorized)	8,858	8,858
Additional paid-in capital	110,863,178	115,186,412
Accumulated net investment loss, net of deferred tax benefit	(2,595,817)	(1,565,774)
Accumulated realized gain, net of deferred tax expense	160,474	160,474
Net unrealized appreciation of investments, net of deferred tax expense	11,710,369	6,752,039
Net assets applicable to common stockholders	$121,517,762	$121,912,966

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$13.69	$13.76

Distributable Cash Flow	For the three months	For the three months	For the six months	For the six months
	ended May 31, 2008	ended May 31, 2007	ended May 31, 2008	ended May 31, 2007

Total Distributions Received from Investments
Distributions from investments	$2,773,933	$1,425,467	$5,394,648	$2,029,154
Distributions paid in stock	484,200	-	937,720	-
Interest income from investments	301,944	162,404	615,353	290,876
Dividends from money market mutual funds	817	442,126	3,127	581,659
Other income	-	-	28,987	-
Total from Investments	3,560,894	2,029,997	6,979,835	2,901,689

Operating Expenses Before Leverage Costs and Current Taxes
Advisory fees (net of expense reimbursement by Adviser)	485,768	468,012	979,374	848,079
Other operating expenses (excluding capital gain incentive fees)	262,515	247,084	512,796	363,019
Total Operating Expenses	748,283	715,096	1,492,170	1,211,098
Distributable cash flow before leverage costs and current taxes	2,812,611	1,314,901	5,487,665	1,690,591
Leverage Costs	435,594	(5,771)	933,498	346,460
Distributable Cash Flow	$2,377,017	$1,320,672	$4,554,167	$1,344,131

DCF/GAAP Reconciliation
Distributable Cash Flow	$2,377,017	$1,320,672	$4,554,167	$1,344,131
Adjustments to reconcile to Net Investment Loss, before Income Taxes
Distributions paid in stock	(484,200)	-	(937,720)	-
Return of capital on distributions received from equity investments	(2,330,564)	(1,484,141)	(4,190,305)	(1,964,198)
Capital gain incentive fees	(1,367,168)	(1,008,867)	(1,087,503)	(1,496,494)
Loss on redemption of preferred stock		33,346		(731,713)
Net Investment Loss, before Income Taxes	$(1,804,915)	$(1,138,990)	$(1,661,361)	$(2,848,274)

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended May 31, 2008	For the three months ended May 31, 2007	For the six months ended May 31, 2008	For the six months ended May 31, 2007
Investment Income
Distributions from investments
Control investments	$344,597	$-	$627,501	$-
Affiliated investments	1,709,792	1,078,025	3,359,680	1,333,282
Non-affiliated investments	719,544	347,442	1,407,467	695,872
Total distributions from investments	2,773,933	1,425,467	5,394,648	2,029,154
Less return of capital on distributions	(2,330,564)	(1,484,141)	(4,190,305)	(1,964,198)
Net distributions from investments	443,369	(58,674)	1,204,343	64,956
Interest income from control investments	301,944	162,404	615,353	290,876
Dividends from money market mutual funds	817	442,126	3,127	581,659
Other income	-	-	28,987	-
Total Investment Income	746,130	545,856	1,851,810	937,491

Operating Expenses
Base management fees	589,996	468,012	1,175,249	848,079
Capital gain incentive fees	1,367,168	1,008,867	1,087,503	1,496,494
Professional fees	164,131	157,467	315,882	214,848
Administrator fees	27,408	20,063	54,558	30,736
Directors' fees	22,083	25,205	44,746	48,373
Reports to stockholders	13,056	11,847	25,971	16,305
Fund accounting fees	8,550	8,428	17,038	14,277
Registration fees	7,458	6,395	14,834	8,063
Custodian fees and expenses	4,684	2,545	9,369	5,145
Stock transfer agent fees	3,403	3,680	6,769	7,280
Other expenses	11,742	11,454	23,629	17,992
Total Operating Expenses	2,219,679	1,723,963	2,775,548	2,707,592
Interest expense	435,594	(5,771)	933,498	117,710
Preferred stock distributions	-	-	-	228,750
Loss on redemption of preferred stock	-	(33,346)	-	731,713
Total Interest Expense, Preferred Stock Distributions
and Loss on Redemption of Preferred Stock	435,594	(39,117)	933,498	1,078,173
Total Expenses	2,655,273	1,684,846	3,709,046	3,785,765
Less expense reimbursement by Adviser	(104,228)	-	(195,875)	-
Net Expenses	2,551,045	1,684,846	3,513,171	3,785,765
Net Investment Loss, before Income Taxes	(1,804,915)	(1,138,990)	(1,661,361)	(2,848,274)
Deferred tax benefit	685,869	432,817	631,318	747,257
Net Investment Loss	(1,119,046)	(706,173)	(1,030,043)	(2,101,017)

Realized and Unrealized Gain on Investments
Net realized gain on investments, before deferred tax expense	-	13,712	-	13,712
Deferred tax expense	-	(5,211)	-	(5,211)
Net Realized Gain on Investments	-	8,501	-	8,501
Net unrealized appreciation (depreciation) of control investments	(1,257,164)	40,435	3,336	173,954
Net unrealized appreciation of affiliated investments	10,055,991	1,505,983	9,749,617	1,965,951
Net unrealized appreciation (depreciation) of non-affiliated investments	2,646,187	5,179,360	(1,755,646)	7,507,863
Net unrealized appreciation, before deferred taxes	11,445,014	6,725,778	7,997,307	9,647,768
Deferred tax expense	(4,349,106)	(2,555,796)	(3,038,977)	(3,666,151)
Net Unrealized Gain on Investments	7,095,908	4,169,982	4,958,330	5,981,617
Net Realized and Unrealized Gain on Investments	7,095,908	4,178,483	4,958,330	5,990,118

Net Increase in Net Assets Applicable to Common Stockholders
Resulting from Operations	$5,976,862	$3,472,310	$3,928,287	$3,889,101

Net Increase in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic	$0.67	$0.39	$0.44	$0.58
Diluted	$0.67	$0.35	$0.44	$0.51

Weighted Average Shares of Common Stock Outstanding:
Basic	8,876,540	8,830,580	8,858,213	6,653,445
Diluted	8,876,540	9,785,726	8,858,213	7,587,209